Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation of organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

Brookfield Infrastructure Partners L.P.**

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

BIP Bermuda Holdings I Limited**

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

DEBT SECURITIES

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Infrastructure L.P.	Bermuda	98-0550560	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281- 1023 (212) 417-7000

Brookfield Infrastructure Finance ULC	Alberta	98-1231205	181 Bay Street, Suite 300 Brookfield Place Toronto ON M5J 2T3 +1 (416) 363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281- 1023 (212) 417-7000

Brookfield Infrastructure Holdings (Canada) Inc.	Ontario	98-0619542	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281- 1023 (212) 417-7000

Brookfield Infrastructure US Holdings I Corporation	Delaware	46-3961625	Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281- 1023 (212) 417-7000	Not Applicable

BIPC Holdings Inc.	Ontario	N/A	Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Infrastructure US Holdings I Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281- 1023 (212) 417-7000

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.              A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-20089).

2.            A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-200089).

3.            A copy of the authorization of the trustee to exercise corporate trust powers (See exhibits 1 and 2).

4.            A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6.            The consent of the Trustee required by Section 321(b) of the Act.

7.            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

[Remainder of this Page Intentionally Left Blank]

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 11th day of January, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Jerry Urbanek
Trust Officer

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Jerry Urbanek
Trust Officer

Cleveland, Ohio
January 11, 2022

EXHIBIT 7

Consolidated Report of Condition of

Computershare TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business June 21, 2021.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	38,647
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other assets	1,195
Total assets	47,598

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	8,391
Total liabilities	8,391
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	30,024
Retained earnings	8,683
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	39,207
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	39,207
Total liabilities and equity capital	47,598

         I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Robert G. Marshall

Robert G. Marshall

Assistant Controller